POWER OF ATTORNEY

 I, the undersigned, hereby appoint Ken Wolf, the Chief Financial Officer of Natural
Alternatives International, Inc. (the "Company"), and Randell Weaver, the President of the
Company, my true and lawful attorney(s)-in-fact. Each agent may act separately to:

 (1)  execute for and on my behalf, in my capacity as an officer and/or director of the
Company, Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of
1934, as amended, and the rules and regulations thereunder (the "Exchange Act");

 (2)  do and perform any and all acts for and on my behalf that may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the
United States Securities and Exchange Commission and any stock exchange or similar authority;
and

  (3)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney(s)-in-fact, may be of benefit to, and in the best interest of, or legally required by, me.

 I hereby grant to such attorney(s)-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney(s)-in-fact, or such attorney(s)-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. I acknowledge that the foregoing attorney(s)-in-fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the Exchange Act.

 This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4 or 5 with respect to my holdings of and transactions in securities issued by the
Company, unless earlier revoked by me in a signed writing delivered to the foregoing attorney(s)-in-fact.

 IN WITNESS WHEREOF, I have caused this Power of Attorney to be executed as of
February 20, 2008.

     /s/ Joe Davis
     Joe Davis